Exhibit 99.2

Berto Acquisition Corp. II Announces Closing of Upsized $315,100,000 Initial Public Offering

NEW YORK, May 18, 2026 – Berto Acquisition Corp. II (Nasdaq: GUACU) (the “Company”), the tenth special purpose acquisition company sponsored by Harry You, today announced the closing of its upsized initial public offering of 31,510,000 units at $10.00 per unit, including 4,110,000 units sold pursuant to the full exercise of the underwriters’ over-allotment option. The offering was priced at $10.00 per unit, resulting in gross proceeds of $315,100,000.

The units began trading on The Nasdaq Global Market (“Nasdaq”) under the ticker symbol “GUACU” on May 15, 2026. Each unit consists of one ordinary share and one-third of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one ordinary share at a price of $11.50 per share. Once the securities comprising the units begin separate trading, the ordinary shares and warrants are expected to be listed on Nasdaq under the symbols “GUAC” and “GUACW”, respectively.

Concurrently with the closing of the initial public offering, the Company closed on a private placement of 3,500,000 warrants at a price of $1.00 per warrant, resulting in gross proceeds of $3,500,000. The private placement warrants are identical to the warrants sold in this offering, subject to certain limited exceptions as described in the final prospectus.

The Company, which is led by Founder Harry You, is a blank check company incorporated as a Cayman Islands exempted company whose business purpose is to effect a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company may pursue an acquisition opportunity in any industry or sector, and intends to capitalize on the ability of its management team to identify and combine with a business or businesses that can benefit from the management team’s established relationships and operating experience. While its focus is broad because of management’s perspective on technology, quantum computing and other growth industries, having looked at over a thousand acquisition targets over the past decade, it will be examining in particular, opportunities in artificial intelligence (“AI”) and the AI infrastructure and supply chain ecosystem, including mission critical components, data, energy, and infrastructure businesses enabling the scaling of AI.

Needham & Company acted as the sole book-running manager of the offering. White & Case LLP is serving as legal counsel to the Company and Ogier (Cayman) LLP is acting as Cayman counsel to the Company. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. is serving as legal counsel to the underwriters.

A registration statement relating to these securities was declared effective on May 14, 2026. The offering was made only by means of a prospectus. Copies of the final prospectus related to the offering may be obtained from Needham & Company, 250 Park Avenue, 10th Floor, New York, NY 10177, Attention: Prospectus Department, prospectus@needhamco.com or by telephone at (800) 903-3268, or from the SEC website at www.sec.gov.

Of the net proceeds received from the consummation of the initial public offering and simultaneous private placement, $315,100,000 ($10.00 per unit sold in the public offering) was placed in trust. An audited balance sheet of the Company as of May 18, 2026 reflecting receipt of the proceeds upon consummation of the initial public offering and the private placement will be included as an exhibit to a Current Report on Form 8-K to be filed by the Company with the SEC.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the anticipated use of the net proceeds of the initial public offering and simultaneous private placement. No assurance can be given that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and final prospectus for the Company’s offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact:

Vikas Mittal

Executive Chairman

Berto Acquisition Corp. II

vik@meteoracapital.com

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